UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      July 8, 2021

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-17795	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

800 W. 6th Street, Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name
Common stock, $0.001 par value	CRUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 8, 2021, Cirrus Logic, Inc. a Delaware corporation (“Cirrus Logic”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Cirrus Logic, Inc., Lion Semiconductor Inc., a Delaware corporation (“Lion”), Leo Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Cirrus Logic (“Merger Sub”), and Fortis Advisors LLC, solely in its capacity as agent for Lion’s securityholders (“Company Holders’ Agent”), pursuant to which Cirrus Logic has agreed to acquire all of the outstanding shares of capital stock of Lion, with Lion continuing as the surviving corporation and a wholly-owned subsidiary of Cirrus Logic (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, holders of Lion’s outstanding stock, options, warrants, and notes will be entitled to receive a portion of the merger consideration of $335 million in cash, which amount will be adjusted for cash, debt, net working capital, transaction expenses, and holdback amounts.

The closing of the Merger is subject to the satisfaction of certain conditions, including, among others: (1) the accuracy of representations and warranties of, and performance of covenants by, the other party (in each case, subject to certain qualifications, if applicable), (2) the absence of a continuing material adverse effect, and (3) the absence of any order, injunction or order limiting or restricting the Merger. The closing is also subject to the adoption of the Merger Agreement by Lion's stockholders. Cirrus Logic expects the Merger to close in its fiscal second quarter.

Cirrus Logic, Lion, and Merger Sub have made customary representations, warranties, and covenants in the Merger Agreement, including, among other things, covenants with respect to the conduct of Lion's business during the period between the execution of the Merger Agreement and consummation of the Merger.

The Merger Agreement contains certain termination rights for both Cirrus Logic and Lion including, but not limited to, (1) in the event that the Merger has not been consummated on or prior to August 19, 2021, (2) the parties’ mutual written agreement to terminate the Merger Agreement, or (3) a material breach by one party, which breach cannot be cured within 10 business days, entitling the non-breaching party to not consummate its closing conditions under the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. It is not intended to provide any financial or other factual information about Cirrus Logic, Lion, or Merger Sub. There are representations, warranties, and covenants contained in the Merger Agreement which were made by the parties to each other as of specific dates. The representations, warranties, and covenants (1) were made only for purposes of the Merger Agreement and were solely for the benefit of the parties to the Merger Agreement and the parties expressly identified as third-party beneficiaries thereto, as applicable, (2) may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing matters as facts, and (3) may be subject to a contractual standard of materiality that is different from certain standards generally applicable to investors. Investors should not rely on the representations, warranties, and covenants as characterizations of the actual state of facts regarding or condition of the parties or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement or earlier dates specified therein, which subsequent information may or may not be fully reflected in public disclosures by Cirrus Logic. Accordingly, investors should read the Merger Agreement not in isolation but in conjunction with other information about Cirrus Logic, Lion, and Merger Sub that is included in reports, statements and other filings made with the SEC by Cirrus Logic.

Second Amended and Restated Credit Agreement

On July 8, 2021, Cirrus Logic, Inc., a Delaware corporation (“Cirrus Logic”), entered into a second amended and restated credit agreement (the “Second Amended Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto. Capitalized terms used and not defined in this section of Item 1.01 have the meanings given to such terms in the Second Amended Credit Agreement. The Second Amended Credit Agreement provides for a $300 million senior secured revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility matures on July 8, 2026 (the “Maturity Date”). Cirrus Logic must repay any outstanding principal amount of all borrowings, together with all accrued but unpaid interest thereon, on the Maturity Date.

The Revolving Credit Facility is required to be guaranteed by all of Cirrus Logic’s material domestic subsidiaries (the “Subsidiary Guarantors”). The Revolving Credit Facility is secured by substantially all the assets of Cirrus Logic and any Subsidiary Guarantors, except for certain excluded assets.

Borrowings under the Revolving Credit Facility may, at Cirrus Logic’s election, bear interest at either (a) a Base Rate plus the Applicable Margin (“Base Rate Loans”) or (b) a LIBOR Rate plus the Applicable Margin (“LIBOR Rate Loans”). The Applicable Margin ranges from 0% to.75% per annum for Base Rate Loans and 1.00% to 1.75% per annum for LIBOR Rate Loans based on the ratio of consolidated funded indebtedness to consolidated EBITDA for the most recently ended period of four consecutive fiscal quarters (the “Consolidated Leverage Ratio”). The Second Amended Credit Agreement further provides a method for determining an alternative rate of interest if the LIBOR Rate is no longer available or upon the occurrence of certain other events.

A Commitment Fee accrues at a rate per annum ranging from 0.175% to 0.275% (based on the Consolidated Leverage Ratio) on the average daily unused portion of the Commitment of the Lenders.

The Second Amended Credit Agreement contains customary affirmative covenants, including, among others, covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements, and compliance with applicable laws and regulations. Further, the Second Amended Credit Agreement contains customary negative covenants limiting the ability of Cirrus Logic or any Subsidiary to, among other things, incur debt, grant liens, make investments, effect certain fundamental changes, make certain asset dispositions, and make certain restricted payments. The Revolving Credit Facility also contains certain financial covenants providing that (a) the ratio of consolidated funded indebtedness (minus up to $200,000,000 of unrestricted cash and cash equivalents available on such date) to consolidated EBITDA for the prior four consecutive quarters must not be greater than 3.00 to 1.00 (the “Consolidated Net Leverage Ratio”) and (b) the ratio of consolidated EBITDA for the prior four consecutive quarters to consolidated interest expense paid or payable in cash for the prior four consecutive quarters must not be less than 3.00 to 1.00 (the “Consolidated Interest Coverage Ratio”).

The foregoing summary of the Second Amended Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amended Credit Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and such exhibit is incorporated herein by reference.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements (including certain projections, guidance, and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “believe”, “estimate”, “project”, “plan”, “expect”, “anticipate”, “will”, “intend” and other similar expressions may identify forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, many of which are beyond our control, including but not limited to: the ability to successfully complete the Merger on anticipated terms and timetable; the ability to successfully integrate and achieve expected benefits of the Merger; risk relating to any unforeseen liabilities of Lion; and other risks and uncertainties, including but not limited to those detailed from time to time in our Securities and Exchange Commission (SEC) filings.

These forward-looking statements reflect our beliefs as of the date of filing this report. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See Item 1A, Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended March 27, 2021, for more information.

Item 2.03     Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

On July 8, 2021, Cirrus Logic entered into the Second Amended Credit Agreement as described under Item 1.01 above. The description of the Amended Credit Agreement under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01     Regulation FD Disclosure

A copy of the press release issued by Cirrus Logic and the investor presentation to be posted to the Company website regarding the proposed Merger reported in Item 1.01 are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits

The exhibits listed in the accompanying Exhibit Index are being filed herewith.

Exhibit	Description

Exhibit 10.1	Agreement and Plan of Merger, entered July 8, 2021, among Lion, Cirrus Logic, Merger Sub, and the Agent.*
Exhibit 10.2	Second Amended and Restated Credit Agreement, entered July 8, 2021, among Cirrus Logic, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, as a Lender and Administrative Agent
Exhibit 99.1	Press Release issued July 8, 2021
Exhibit 99.2	Investor Presentation
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL)

*            Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and Cirrus Logic agrees to furnish a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date: July 8, 2021	By:	/s/ Thurman K. Case
Name: Thurman K. Case
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Merger, entered July 8, 2021, among Lion, Cirrus Logic, Merger Sub, and the Agent.
10.2	Second Amended and Restated Credit Agreement, entered July 8, 2021, among Cirrus Logic, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, as a Lender and Administrative Agent
99.1	Press Release issued July 8, 2021
99.2	Investor Presentation
104	Cover Page Interactive Data File (formatted as Inline XBRL)

_______________________________________________________________________

Exhibit 10.1
Exhibit 10.2
Exhibit 99.1
Exhibit 99.2
Exhibit 104